FIFTH AMENDMENT AND LIMITED WAIVER
TO LOAN AND SECURITY AGREEMENT
THIS FIFTH AMENDMENT AND LIMITED WAIVER TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of this 30th day of June, 2016 by and among THE PRIVATEBANK AND TRUST COMPANY (“Lender”), LAWSON PRODUCTS, INC., a Delaware corporation (“Lawson Products Delaware”), LAWSON PRODUCTS, INC., an Illinois corporation (“Lawson Products Illinois”), BARON DIVESTITURE COMPANY, an Illinois corporation (“Baron Divestiture”), and SANDALWOOD DIVESTITURE COMPANY, INC., an Alabama corporation (f/k/a Automatic Screw Machine Products Company, Inc.) (“Sandalwood Divestiture”; Lawson Products Delaware, Lawson Products Illinois, Baron Divestiture and Sandalwood Divestiture are individually referred to herein each as a “Borrower” and collectively as “Borrowers”).
W I T N E S S E T H:
WHEREAS, Lender, Borrowers and certain former affiliates of Borrowers are party to that certain Loan and Security Agreement dated as of August 8, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);
WHEREAS, certain Events of Default have occurred and are continuing as set forth on Exhibit A attached hereto (collectively, the “Current Defaults”); and
WHEREAS, each Borrower has requested that (a) Lender waive the Current Defaults, and (b) Lender amend certain provisions of the Loan Agreement, and Lender is willing to do so subject to the terms and conditions of this Amendment.
NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment, the parties, intending to be bound, hereby agree as follows:
Section 1    Incorporation of the Loan Agreement. All capitalized terms which are not defined hereunder shall have the same meanings as set forth in the Loan Agreement, and the Loan Agreement, to the extent not inconsistent with this Amendment, is incorporated herein by this reference as though the same were set forth in its entirety. To the extent any terms and provisions of the Loan Agreement are inconsistent with the amendments set forth in Section 2 below, such terms and provisions shall be deemed superseded hereby. Except as specifically set forth herein, the Loan Agreement and the other Loan Documents shall remain in full force and effect and the provisions thereof shall be binding on the parties hereto.

Section 2    Amendment of the Loan Agreement. Upon satisfaction of the conditions precedent set forth in Section 4 of this Amendment and in reliance on the representations and warranties made by the Loan Parties set forth herein, the Loan Agreement is hereby amended as follows:

(a)    The following definitions set forth in Section 1.1 of the Loan Agreement are amended and restated in their entirety, to read as follows:

Permitted Intercompany Indebtedness shall mean, collectively, indebtedness for borrowed money of (a) any Loan Party (other than any Excluded Subsidiary) owing to another Loan Party (other than any Excluded Subsidiary), (b) any Subsidiary (other than Lawson Products Ontario and any Excluded

Subsidiary) that is not a Loan Party owing to any Loan Party (other than any Excluded Subsidiary) in an aggregate amount not to exceed $1,000,000 at any time outstanding for all such Subsidiaries that are not Loan Parties, (c) any Loan Party (other than any Excluded Subsidiary) owing to any Subsidiary (other than any Excluded Subsidiary) that is not a Loan Party in an aggregate amount not to exceed $5,000,000 at any time outstanding for all such Loan Parties, (d) the Permitted Excluded Subsidiary Intercompany Indebtedness, (e) Lawson Products Ontario owing to Lawson Products Illinois in an aggregate amount not to exceed Canadian $17,116,000 as of May 31, 2016 solely in respect of the Canadian Current Intercompany Indebtedness and evidenced under that certain Global Intercompany Note dated August 8, 2012 executed by the Borrowers and Lawson Products Ontario, (f) Lawson Products Ontario owing to Lawson Products Illinois commencing as of June 1, 2016 and at all times thereafter, in an aggregate amount not to exceed Canadian $4,000,000 solely in respect of the Canadian Future Cash Intercompany Indebtedness, and (g) Lawson Products Ontario owing to Lawson Products Illinois, commencing with the calendar month ending June 30, 2016 and each calendar month thereafter, in an amount not to exceed an incurrence rate of greater than Canadian $1,000,000 per calendar month solely in respect of the Canadian Future Non-Cash Intercompany Indebtedness (it being understood and agreed that any and all amounts in respect of deferred intercompany management fees and inventory markup incurred by Lawson Products Ontario in each calendar month that exceed, in the aggregate, Canadian $1,000,000 must be paid in cash by Lawson Products Ontario to Lawson Products Illinois, and not incurred as indebtedness).
Permitted Intercompany Transfers shall mean, collectively, (a) the transfer of any and all assets from any Excluded Subsidiary to any Loan Party (other than any Excluded Subsidiary) in connection with a disposition permitted under Section 13.15 hereof, (b) the transfer of assets from Lawson Products Illinois to Lawson Products Ontario pursuant to ordinary trade terms requiring payment within 60 days of the last business day of the month in which the transfer occurred, (c) the transfer of assets from any Subsidiary (other than any Excluded Subsidiary) that is not a Loan Party to any Loan Party (other than any Excluded Subsidiary) and (d) the transfer of assets from any Loan Party (other than any Excluded Subsidiary) to any other Loan Party (other than any Excluded Subsidiary).
(b)    The following definitions are added to Section 1.1 of the Loan Agreement in alphabetical order, to read as follows:

Canadian Current Cash Intercompany Indebtedness shall mean the intercompany indebtedness owing by Lawson Products Ontario to Lawson Products Illinois as of May 31, 2016 in respect of the intercompany transfer of inventory and the deferral of intercompany charges (other than deferred management fees and inventory markup) owing by Lawson Products Ontario.

Canadian Current Intercompany Indebtedness shall mean, collectively, (a) the Canadian Current Cash Intercompany Indebtedness and (b) the Canadian Current Non-Cash Intercompany Indebtedness.
Canadian Current Non-Cash Intercompany Indebtedness shall mean the intercompany indebtedness owing by Lawson Products Ontario to Lawson Products Illinois as of May 31, 2016 in respect of the inventory markup and the deferral of intercompany management fees owing by Lawson Products Ontario.
Canadian Future Cash Intercompany Indebtedness shall mean the intercompany indebtedness owing by Lawson Products Ontario to Lawson Products Illinois incurred after May 31, 2016 in respect of the intercompany transfer of inventory and the deferral of intercompany charges (other than deferred management fees and inventory markup) owing by Lawson Products Ontario.
Canadian Future Intercompany Indebtedness shall mean, collectively, (a) the Canadian Future Cash Intercompany Indebtedness and (b) the Canadian Future Non-Cash Intercompany Indebtedness.
Canadian Future Non-Cash Intercompany Indebtedness shall mean the intercompany indebtedness owing by Lawson Products Ontario to Lawson Products Illinois incurred after May 31, 2016 in respect of the inventory markup and the deferral of intercompany management fees owing by Lawson Products Ontario.
Fifth Amendment shall mean that certain Fifth Amendment and Limited Waiver dated as of the Fifth Amendment Effective Date, by and between Borrowers and Lender.
Fifth Amendment Effective Date shall mean June 30, 2016.
(c)    Section 9.3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“9.3    Financial Statements. Representative, on behalf of Loan Parties, shall deliver to Lender the following financial information, all of which shall be prepared in accordance with GAAP consistently applied, and shall be accompanied by a compliance certificate in the form of Exhibit A hereto, which compliance certificate shall include a calculation of all financial covenants contained in this Agreement and a calculation of certain intercompany Indebtedness owing by Lawson Products Ontario to Lawson Products Illinois as specified therein: (i) no later than thirty (30) days after each calendar month, copies of internally prepared balance sheet and statements of income and cash flow of Loan Parties and their Subsidiaries on a consolidated basis, together with a comparison to the Annual Projections (or projections provided pursuant to Section 17.1(g) hereof with respect to Fiscal Year 2012) for such month, certified by the Chief Financial Officer of Representative; (ii) no later than forty-five (45) days after the end of each of the first three quarters of Loan

Parties’ Fiscal Year, copies of internally prepared balance sheet and statements of income and cash flows of the Loan Parties and their Subsidiaries on a consolidated basis, certified by the Chief Financial Officer of Representative and (iii) no later than one hundred five (105) days after the end of each of Loan Parties’ Fiscal Years, audited annual consolidated financial statements of Loan Parties and their Subsidiaries with an unqualified opinion by independent certified public accountants selected by Loan Parties and reasonably satisfactory to Lender, which consolidated financial statements shall be accompanied by copies of any management letters sent to the Loan Parties by such accountants.”
(d)    Section 13.9 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“13.9    Affiliate Transactions. Except as set forth on Schedule 11.9 hereto or as permitted pursuant to Sections 13.2, 13.5, 13.6 or 13.14 hereof or in respect of Permitted Intercompany Transfers, no Loan Party shall, and shall not permit any Subsidiary to, not conduct, permit or suffer to be conducted, transactions with Affiliates other than transactions for the purchase or sale of Inventory or services in the ordinary course of business pursuant to terms that are no less favorable to it than the terms upon which such transactions would have been made had they been made to or with a Person that is not an Affiliate.”
(e)    Exhibit A - Compliance Certificate to the Loan Agreement is hereby replaced with the Exhibit A - Compliance Certificate attached hereto as Exhibit C.

Section 3    Limited Waiver and Covenant. Each Borrower hereby acknowledges and agrees that the Current Defaults have occurred and are continuing. Upon the satisfaction of the conditions precedent set forth in Section 4 of this Amendment, Lender hereby waives the Current Defaults. The foregoing waiver of the Current Defaults is solely limited to the specific events and the specific period(s) stated herein, as applicable, and shall not affect any breach of any of the other provisions of the Loan Agreement or any of the provisions of the Loan Agreement for any other period, as applicable, and shall not be deemed or otherwise construed to constitute a waiver of the subject provisions for any other event, any other period (as applicable) or of any Default or Event of Default arising out of any other failure of any Loan Party to comply with any of the other provisions of the Loan Agreement or Loan Documents. Lender has granted the foregoing waiver of the Current Defaults in this particular instance and in light of the facts and circumstances that presently exist, and the grant of such waiver shall not constitute a course of dealing or impair Lender’s right to withhold a waiver of any similar Defaults or Events of Default in the future.

Section 4    Conditions Precedent. The amendments set forth in Section 2 and the waiver set forth in Section 3 shall be effective upon the satisfaction of all of the following conditions precedent, each to the satisfaction of Lender in its sole discretion:

(a)    Lender shall have received a fully executed copy of this Amendment, in form and substance reasonably acceptable to Lender, executed by each of the Borrowers and Lender;

(b)    Lender shall have received one or more counterparts of each other agreement, document and instrument set forth on the Closing Document Checklist attached hereto as Exhibit B, each in form and substance reasonably satisfactory to Lender; and

(c)    The representations and warranties set forth in Section 5 below shall be true and correct.

Section 5    Representations and Warranties. Each Loan Party hereby represents and warrants, in each case after giving effect to this Amendment, to Lender as follows:

(a)    The representations and warranties of each Loan Party in the Loan Agreement and each of the other Loan Documents to which it is a party shall be true and correct in all material respects (provided that if any representation or warranty is by its terms qualified by concepts of materiality, such representation or warranty shall be true and correct in all respects) on the date hereof, except for representations and warranties that expressly relate to an earlier date which must be true and correct as of such earlier date;

(b)    No Default or Event of Default exists (other than the Current Defaults);

(c)    Each Loan Party has the power and authority to execute, deliver and perform its obligations under this Amendment and each other document, agreement and instrument executed by such Loan Party in connection with each of the foregoing;

(d)    The execution, delivery and performance by each Loan Party of this Amendment and each other document, agreement and instrument executed by such Loan Party in connection with each of the foregoing have been duly authorized by all necessary action; and

(e)    This Amendment and each other document, agreement and instrument executed by each Loan Party in connection with each of the foregoing constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditor’s rights generally or by equitable principles relating to enforceability.

Section 6    Post-Closing Obligations. On or before the thirtieth (30th) day following the date hereof (or such later date agreed to by Lender in its sole discretion), receipt by Lender, in form and substance acceptable to Lender, of good standing certificates from each state of foreign qualification for the applicable Borrowers that were not provided to Lender on or prior to the date hereof as set forth on Schedule 1 attached hereto.

Section 7    Fees and Expenses. Borrowers agree to pay on demand all reasonable out-of-pocket costs and expenses of or incurred by Lender, including, but not limited to, legal expenses and reasonable attorneys’ fees, in connection with the evaluation, negotiation, preparation, execution and delivery of this Amendment.

Section 8    Entire Agreement. This Amendment constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.

Section 9    No Modification; No Waiver. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Loan Agreement or any other Loan Document or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, Lender reserves all rights, privileges and remedies under the Loan

Documents. All references in the Loan Documents to the Loan Agreement shall be deemed to be references to the Loan Agreement, as modified hereby. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lender under the Loan Agreement or any of the Loan Documents.

Section 10    Severability. The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.

Section 11    Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Delivery by facsimile or electronic transmission of a portable document file (also known as a .pdf file) of an executed counterpart signature page shall be effective as a manually executed counterpart signature hereof.

Section 12    Governing Law; Other Waivers. This Amendment shall be governed and construed in accordance with the internal laws of the State of Illinois. Section 18.11 of the Loan Agreement is incorporated herein by reference, mutatis mutandis.

Section 13    Release. In consideration of Lender’s agreements contained in this Amendment, each Loan Party hereby irrevocably releases and forever discharges Lender and its affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which such Loan Party ever had or now has against Lender or any other Released Person which relates, directly or indirectly, to any acts of omissions of Lender or any other Released Person relating to the Loan Agreement or any other Loan Document on or prior to the date hereof.

[SIGNATURE PAGES FOLLOW]

(Signature Page to Limited Waiver and Fifth Amendment to Loan and Security Agreement)

IN WITNESS WHEREOF, the parties hereto have duly executed this Consent to Loan and Security Agreement as of the date first above written.

BORROWERS:	LAWSON PRODUCTS, INC., a Delaware corporation
	By:	/s/ Ronald J. Knutson
Ronald J. Knutson
Executive Vice President and Chief Financial Officer

LAWSON PRODUCTS, INC., an Illinois corporation
	By:	/s/ Ronald J. Knutson
Ronald J. Knutson
Executive Vice President and Chief Financial Officer

SANDALWOOD DIVESTITURE COMPANY, INC., an Alabama corporation
	By:	/s/ Ronald J. Knutson
Ronald J. Knutson
Vice President

BARON DIVESTITURE COMPANY, an Illinois corporation
	By:	/s/ Ronald J. Knutson
Ronald J. Knutson
Vice President

(Signature Page to Limited Waiver and Fifth Amendment to Loan and Security Agreement)

LENDER:	THE PRIVATEBANK AND TRUST COMPANY
	By:	/s/ Joseph G. Fudacz
Joseph G. Fudacz
Managing Director